Exhibit 99.1

IFMI REPORTS FIRST QUARTER 2014 FINANCIAL RESULTS

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, May 1, 2014 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI), a financial services firm specializing in credit-related fixed income investments, today reported financial results for the quarter ended March 31, 2014.

Adjusted operating loss was $0.7 million, or $0.03 per diluted share, for the three months ended March 31, 2014, compared to adjusted operating loss of $6.4 million, or $0.32 per diluted share, for the three months ended December 31, 2013, and adjusted operating loss of $5.6 million, or $0.34 per diluted share, for the three months ended March 31, 2013. The first quarter of 2014 was negatively impacted by non-recurring legal and currency hedge termination charges of $1.0 million related to the sale of the Company’s ownership interest in the Star Asia Group. Without these charges, adjusted operating income would have totaled $0.3 million for the first quarter of 2014. Adjusted operating income is not a measure recognized under US generally accepted accounting principles (“GAAP”). See Note 1 on page 3.

“We are optimistic that with our enhanced capital position, simplified organization, and restructured broker-dealer business, IFMI is better-positioned to more effectively take advantage of important growth opportunities in our industry. Additionally, we have begun to deploy available capital into principal investments in non-sponsored vehicles utilizing our expertise in structured credit and leveraged finance, which we believe will become an increasingly important part of IFMI’s business. Importantly, we have continued to pay a quarterly dividend to our shareholders, reflecting our cautious optimism regarding the business and our on-going focus on returning value to our shareholders. We continue to work diligently to reposition the Company for future success and remain committed to generating enhanced returns and increasing value for our shareholders,” said Lester Brafman, Chief Executive Officer of IFMI.

Comparisons to Prior Quarter Period

Revenue was $13.2 million for the three months ended March 31, 2014, compared to $11.7 million for the three months ended December 31, 2013. The increase from the prior quarter was primarily the result of increases in principal transactions and other revenue of $3.4 million and in net trading revenue of $0.9 million, partially offset by decreases in asset management revenue of $2.0 million and in new issue and advisory revenue of $0.8 million. The increase in principal transactions and other revenue was predominantly the result of lower mark-to-market losses related to the Star Asia entities, which were sold during the first quarter of 2014, thereby eliminating a significant source of volatility in IFMI’s financial results. The increase in net trading revenue was driven by increases in certain asset classes including High Yield Corporates, Agencies, and Municipals. The decrease in asset management revenue was primarily the result of incentive fees in the Company’s European separate account business that were received in the fourth quarter of 2013, as well as the sale of the Star Asia entities early in the first quarter of 2014, which included Star Asia Management Ltd. The decrease in new issue and advisory revenue was the result of a significant fee received in the fourth quarter of 2013 from a CLO transaction as compared to a smaller fee received in the first quarter of 2014 from a European advisory assignment.

Compensation and benefits expense was $8.0 million for the three months ended March 31, 2014, compared to $9.6 million for the three months ended December 31, 2013, a decrease of $1.7 million, or 17%. Compensation as a percentage of revenue was 60% in the first quarter of 2014, as compared to 82% in the fourth quarter of 2013. Adjusting the fourth quarter of 2013 for the $3.3 million mark-to-market loss on the Company’s investment in Star Asia and the $1.2 million of severance costs results in compensation as a percentage of revenue of 56%. The number of IFMI employees decreased from 148 at December 31, 2013, to 132 at March 31, 2014, a reduction of 11%.

Total operating expenses were $14.9 million for the three months ended March 31, 2014, compared to $18.6 million for the three months ended December 31, 2013, a decrease of $3.8 million, or 20%. The decrease occurred in all of the operating expense line items. Operating expenses in the first quarter of 2014 included $0.6 million of non-recurring legal and other costs related to the Star Asia transaction. Operating expenses in the fourth quarter of 2013 included $2.3 million of non-recurring costs for employee separation, vendor contract termination, and other expenses, in each case, relating to the consolidation of the Company’s two domestic broker-dealer businesses into one entity operating under the JVB Financial brand. Excluding these non-recurring costs, total operating expenses decreased $2.0 million, or 12%, in the first quarter of 2014 from the fourth quarter of 2013.

Net loss was $2.8 million, or $0.14 per diluted share, for the three months ended March 31, 2014, compared to net loss of $6.1 million, or $0.28 per diluted share, for the three months ended December 31, 2013.

Comparisons to Prior Year Period

Revenue was $13.2 million for the three months ended March 31, 2014, compared to $14.0 million for the three months ended March 31, 2013. The decrease from the prior year quarter was primarily the result of decreases in net trading revenue of $6.1 million, in new issue and advisory revenue of $0.7 million, and in asset management revenue of $0.5 million, partially offset by an increase in principal transactions and other revenue of $6.5 million. The decrease in net trading revenue was primarily driven by the restructuring and consolidation of IFMI’s domestic trading operations, which included the elimination of certain asset classes and a significant reduction in the number of revenue producers from the year-ago period, as well as weakness in the fixed income trading markets generally. The decrease in new issue and advisory revenue was the result of one fee received in the first quarter of 2014 from a European advisory assignment as compared to several fees received in the first quarter of 2013 that were, in the aggregate, larger. The decrease in asset management revenue was primarily the result of the decrease in management fees related to the February 2013 scheduled conclusion of the three-year services agreement related to the sale of the Alesco 10-17 management contracts in 2010, partially offset by an increase in subordinated fees from one of IFMI’s managed CDOs. The increase in principal transactions and other revenue was predominantly the result of lower mark-to-market losses related to the Star Asia entities, which were sold during the first quarter of 2014 thereby eliminating a significant source of volatility in IFMI’s financial results.

Compensation and benefits expense was $8.0 million for the three months ended March 31, 2014, compared to $13.5 million for the three months ended March 31, 2013, a decrease of $5.5 million, or 41%. Compensation as a percentage of revenue was 60% in the first quarter of 2014, as compared to 96% in the first quarter of 2013. Adjusting the first quarter of 2013 for the $6.0 million mark-to-market loss on the Company’s investment in Star Asia, results in compensation as a percentage of revenue of 67%. The number of IFMI employees decreased from 207 at March 31, 2013, to 132 at March 31, 2014, a reduction of 36%.

Total operating expenses were $14.9 million for the three months ended March 31, 2014, compared to $21.1 million for the three months ended March 31, 2013, a decrease of $6.2 million, or 29%. The decrease occurred in all of the operating expense line items except depreciation and amortization.

Net loss was $2.8 million, or $0.14 per diluted share, for the three months ended March 31, 2014, compared to net loss of $6.6 million, or $0.40 per diluted share, for the three months ended March 31, 2013.

Total Stockholders’ Equity and Dividend Declaration

•	At March 31, 2014, total stockholders’ equity was $58.5 million, as compared to $61.2 million as of December 31, 2013.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on May 30, 2014, to stockholders of record on May 16, 2014.

Conference Call

Management will hold a conference call this morning at 10:00 AM EDT to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s website at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 36996050, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 36996050.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. In addition, IFMI has recently refocused on deploying capital into its Principal Investing portfolio, primarily through structured credit investments in collateralized loan obligation equity tranches. IFMI’s operating segments are Principal Investing, Capital Markets, and Asset Management. The Principal Investing segment has historically been comprised of investments in IFMI sponsored investment vehicles, but has developed to encompass certain non-sponsored vehicles utilizing IFMI’s expertise in structured products. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, JVB Financial Holdings, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2014, IFMI managed approximately $5.3 billion in credit-related fixed income assets in a variety of asset classes including US trust preferred securities, European hybrid capital securities, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “ might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, including on our CLO investments, and (k) an inability to achieve projected integration synergies. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct.

In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	3/31/14	12/31/13	3/31/13
Revenues

Net trading	$6,929	$6,015	$13,059
Asset management	4,257	6,242	4,762
New issue and advisory	330	1,159	995
Principal transactions and other income	1,671	(1,745)	(4,790)

Total revenues	13,187	11,671	14,026

Operating expenses

Compensation and benefits	7,970	9,620	13,497
Business development, occupancy, equipment	1,058	1,546	1,455
Subscriptions, clearing, and execution	2,199	3,661	2,317
Professional services and other operating	3,321	3,439	3,519
Depreciation and amortization	331	369	310

Total operating expenses	14,879	18,635	21,098

Operating income (loss)	(1,692)	(6,964)	(7,072)

Non-operating income (expense)

Interest expense	(1,129)	(1,082)	(1,029)
Other non-operating income (expense)	—	(15)	—
Income from equity method affiliates	26	113	1,519

Income (loss) before income taxes	(2,795)	(7,948)	(6,582)
Income tax expense (benefit)	10	(1,804)	12

Net income (loss)	(2,805)	(6,144)	(6,594)
Less: Net income (loss) attributable to the noncontrolling interest	(707)	(2,132)	(2,094)

Net income (loss) attributable to IFMI	$(2,098)	$(4,012)	$(4,500)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

Earnings per share

	Three Months Ended
	3/31/14	12/31/13	3/31/13
Basic
Net income (loss) attributable to IFMI	$(2,098)	$(4,012)	$(4,500)
Basic shares outstanding	14,868	14,477	11,351

Net income (loss) attributable to IFMI per share	$(0.14)	$(0.28)	$(0.40)

Fully Diluted
Net income (loss) attributable to IFMI	$(2,098)	$(4,012)	$(4,500)
Net income (loss) attributable to the noncontrolling interest	(707)	(2,132)	(2,094)
Net loss (income) attributable to the noncontrolling interest that is not converted	—	—	3
Adjustment	(32)	665	(14)

Enterprise net income (loss)	$(2,837)	$(5,479)	$(6,605)

Basic shares outstanding	14,868	14,477	11,351
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,324	5,324	5,324

Fully diluted shares outstanding	20,192	19,801	16,675

Fully diluted net income (loss) per share	$(0.14)	$(0.28)	$(0.40)

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculations of per share amounts

Operating income (loss)	$(1,692)	$(6,964)	$(7,072)
Noncontrolling interest portion of PrinceRidge operating loss (income)	—	23	5
Depreciation and amortization	331	369	310
Share-based compensation	673	186	1,129

Adjusted operating income (loss)	$(688)	$(6,386)	$(5,628)

Fully diluted shares outstanding	20,192	19,801	16,675

Adjusted operating income (loss) per share	$(0.03)	$(0.32)	$(0.34)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2014 (unaudited)	December 31, 2013
Assets
Cash and cash equivalents	$28,286	$13,161
Receivables from brokers, dealers, and clearing agencies	2,370	1,846
Due from related parties	401	883
Other receivables	5,120	5,913
Investments - trading	152,507	117,618
Other investments, at fair value	13,783	26,877
Receivables under resale agreements	64,179	29,395
Goodwill	11,113	11,113
Other assets	9,427	10,244

Total assets	$287,186	$217,050

Liabilities
Payables to brokers, dealer, and clearing agencies	$71,538	$30,711
Accounts payable and other liabilities	6,027	8,476
Accrued compensation	1,504	4,224
Trading securities sold, not yet purchased	50,121	49,504
Securities sold under agreements to repurchase	64,930	28,748
Deferred income taxes	4,530	4,530
Debt	30,008	29,674

Total liabilities	228,658	155,867

Stockholders’ Equity
Voting nonconvertible preferred stock	5	5
Common stock	15	14
Additional paid-in capital	74,554	73,866
Accumulated other comprehensive loss	(638)	(636)
Accumulated deficit	(24,207)	(21,754)

Total stockholders’ equity	49,729	51,495
Noncontrolling interest	8,799	9,688

Total equity	58,528	61,183

Total liabilities and equity	$287,186	$217,050

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income (loss), computed in accordance with GAAP, before depreciation and amortization, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income (loss). Depreciation, amortization, and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income (loss) prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden and Joe Berg, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com or jberg@joelefrank.com
Chief Financial Officer
investorrelations@ifmi.com